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                                  Exhibit 16.1

                    Letter on Change in Certifying Accountant


Varma & Associates
Certified Public Accountants
Longwood, FL

August 10, 2001

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Organitech USA, Inc. - Form 8-K/A

Dear Sir/Madam:

We are addressing this letter in connection with the filing of a Form 8-K/A of Organitech USA, Inc. We agree with the statements made by the registrant in response to Item 4 of the Form 8-K/A insofar as they relate to our firm.


Very truly yours,

Varma & Associates,
By: /s/ J. Gately
    -----------------
    James P. Gately, CPA